CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-8) of our reports dated March 2, 1995 with respect to the consolidated financial statements of Informational International, Inc. (and to all referenced to our Firm) included in or made a part of the Consent Statement/Prospectus of Autologic Information International, Inc. which is part of the Registration Statement (Form S-4, File No. 33-99278) of Autologic Information International, Inc. for the registration of 2,966,120 shares of its common stock.


                                               /s/ Arthur Andersen LLP

                                                 ARTHUR ANDERSEN LLP

Los Angeles, California
September 20, 1996